Exhibit 99.1

Planet Fitness Prices $1.2 Billion Securitized Financing Facility

Hampton, NH, July 19, 2018 – Planet Fitness, Inc. (NYSE:PLNT) (together with its subsidiaries, the “Company”) today announced that it has priced $1.2 billion of Series 2018-1 Class A-2 Fixed Rate Senior Secured Notes (the “Class A-2 Notes”), which consist of two tranches: the Class A-2-I Senior Secured Notes with an anticipated repayment date of four years, with a principal amount of $575 million and a fixed interest rate of 4.262% per annum, payable quarterly, and the Class A-2-II Senior Secured Notes with an anticipated repayment date of seven years, with a principal amount of $625 million and a fixed interest rate of 4.666% per annum, payable quarterly. The 2018 Notes are expected to be issued by Planet Fitness Master Issuer LLC (the “Master Issuer”), a newly-formed, limited-purpose, bankruptcy remote, indirect subsidiary of Planet Fitness, Inc. in a privately placed securitization transaction. The aggregate principal amount represents an upsize from the previously announced proposed issuance of $1.15 billion.

In addition to the Class A-2 Notes, the refinancing transaction also includes a $75 million variable funding note facility (the “Variable Funding Notes”). After closing, all $75 million of the Variable Funding Notes will be undrawn.

The proceeds from the expected sale of the Class A-2 Notes will be used as follows:

•	the Master Issuer will use approximately $706 million to repay in full the existing indebtedness under the Company’s senior secured credit facilities,

•	to pay the transaction costs and fund the reserve accounts associated with the securitized financing facility, and

•	for working capital purposes and for general corporate purposes, which may include a return of capital to the Company’s equityholders.

The Company expects the Class A-2 Notes and the Variable Funding Notes transactions to close on August 1, 2018, subject to satisfaction of various closing conditions. There can be no assurance regarding the timing of closing or that the sale of the Class A-2 Notes will be completed.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the 2018 Notes or any other security. The 2018 Notes to be offered have not been, and will not be, registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act of 1933.

About Planet Fitness

Founded in 1992 in Dover, NH, Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of March 31, 2018, Planet Fitness had approximately 11.8 million members and 1,565 stores in 50 states, the District of Columbia, Puerto Rico, Canada, the Dominican Republic and Panama. The Company’s mission is to enhance people’s lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contacts:

McCall Gosselin, Planet Fitness

mccall.gosselin@pfhq.com

603-957-4650

Julia Young, ICR

julia.young@icrinc.com

646-277-1280

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements are not assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding its ability to successfully complete the refinancing of the senior secured credit facility with a new securitized financing facility. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause actual results to differ materially include risks and uncertainties associated with the Company’s ability to consummate the recapitalization and refinancing transactions on terms acceptable to the Company or at all, capital markets conditions, the Company’s substantial increased indebtedness as a result of the transactions and its ability to incur additional indebtedness or refinance that indebtedness in the future, the Company’s future financial performance and the Company’s ability to pay principal and interest on its indebtedness, competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain new members, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets domestically and internationally, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, the Company’s corporate structure and tax receivable agreements, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2017, and the Company’s other filings with the Securities and Exchange Commission. In light of the significant risks and uncertainties inherent in forward-looking statements, investors should not place undue reliance on forward-looking statements, which reflect the Company’s views only as of the date of this press release. Except as required by law, the Company does not undertake any obligation to revise or update any forward-looking statements included in this press release, whether as a result of new information, future developments or otherwise. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.